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                       SECURITIES AND EXCHANGE COMMISSION
             ______________________________________________________



                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                February 15, 2001

                           NORTEL NETWORKS CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)






          CANADA                        001-07260              not applicable

(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)           Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
_____________________________________________________                __________
    (address of principal executive offices)                         (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.         OTHER EVENTS

On February 15, 2001, the Registrant issued a press release announcing new guidance for its financial performance for fiscal year and first quarter 2001.

The Registrant stated that due to a faster and more severe economic downturn in the United States (including longer than expected delays in spending by United States customers) that it anticipates will continue late into the fourth quarter of 2001, it now expects a slower overall market growth of approximately 10 percent in 2001. The Registrant now expects growth in revenues and earnings per share from operations in 2001 over 2000 of 15 percent and 10 percent, respectively. For the first quarter of 2001, the Registrant expects revenues of US$6.3 billion and a loss per share from operations of US$0.04 on a diluted basis. Net earnings (loss) from operations applicable to common shares is defined as reported net earnings (loss) applicable to common shares before "Acquisition Related Costs" (in-process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.

In light of the current environment, the Registrant plans to immediately step up its initiatives to optimize profitability and drive efficiencies in its business by further streamlining operations and activities that are not aligned with its core markets and leadership strategies. The Registrant now estimates that there will be a reduction in 2001 of approximately 10,000 from the number of employees at December 31, 2000 through these streamlining and realignment activities. Approximately 6,000 of these employees have been addressed.

Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; and the impact of increased provision of customer financing by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTEL NETWORKS CORPORATION


                                       By:    /s/ NICHOLAS J. DEROMA
                                           ----------------------------
                                           Nicholas J. DeRoma
                                           Chief Legal Officer


                                       By:    /s/ BLAIR F. MORRISON
                                           ----------------------------
                                           Blair F. Morrison
                                           Assistant Secretary

Dated: February 16, 2001


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